UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2005

MOBILITY ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 596-0061
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 6, 2005, Mobility Electronics, Inc. (“Mobility”) completed the sale of a portfolio of 46 patents and patents pending related to Mobility’s Split Bridge and serialized PCI intellectual property for $13.0 million to Tao Logic Systems LLC. Per the terms of the agreement, Mobility will receive a perpetual, non-exclusive license to utilize the patent portfolio in its ongoing connectivity business. Mobility continues to retain all of its patents and patents pending related to its power technologies and other connectivity technologies.

     Mobility announced the sale in a press release on May 9, 2005. A copy of this press release is attached hereto as Exhibit 99.1.

Item 2.01. Completion of Disposition of Assets

     The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the sale of a portfolio of Mobility’s Split Bridge and serialized PCI intellectual property is incorporated into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release issued on May 9, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: May 9, 2005	By:	/s/ Joan W. Brubacher
		Name:	Joan W. Brubacher
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release issued on May 9, 2005.